RESTRICTED STOCK AGREEMENT
(Under the Connecticut Water Service, Inc.
2014 Performance Stock Program)

THIS AGREEMENT, made and entered into as of the XXth day of January, 20XX (the “Grant Date”) by and between CONNECTICUT WATER SERVICE, INC., a Connecticut corporation (the “Company”), and First Name Last Name, (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Company has determined that the Participant is an eligible Employee under the Company's 2014 Performance Stock Program (the “Plan”); and

WHEREAS, the Company’s Compensation Committee of the Board of Directors (the “Committee”) intends to grant a restricted stock award (the “Award”) to the Participant pursuant to the Plan and subject to the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, the parties agree as follows:

1.Capitalized Terms and Certain Definitions.

(a)All capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

(b)“Cause” shall mean the Participant’s serious and willful misconduct in respect of Participant’s duties as an employee of the Company or a Subsidiary, including conviction for a felony or perpetration by Participant of a common law fraud upon the Company or a Subsidiary that has resulted or is likely to result in material economic damage to the Company or a Subsidiary, as determined by a vote of at least seventy-five percent (75%) of all of the directors (excluding the Participant) of the Company or a Subsidiary, as applicable.

(c)“Good Reason” shall mean the occurrence of any action without the consent of the Participant that: (i) removes or changes the Participant’s title or reduces Participant’s job responsibilities or base salary; (ii) results in a significant worsening of Participant’s work conditions; or (iii) moves Participant’s place of employment to a location that increases Participant’s commute by more than thirty (30) miles over the length of the Participant’s commute from Participant’s place of principal residence at the time the move is required.

2.Restricted Shares Award.

(a)    Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Participant an Award which shall entitle the Participant the opportunity to earn Number (XX) shares of the common stock of the Company, without par value (the “Restricted Shares”) upon the achievement of Performance Goals established by the Committee, as set forth in Exhibit A to this Agreement which is incorporated herein by reference. None of the Restricted Shares may be sold, transferred, pledged, hypothecated or otherwise encumbered or disposed of until they have vested in accordance with Section 3 of this Agreement. The Restricted Shares shall be subject to forfeiture as described in Section 4 of this Agreement.

(b)    In order for the Participant to be eligible to receive the Restricted Shares which the Participant may otherwise earn pursuant to the Award, the Participant must execute and deliver a copy of this Agreement and Exhibit A to the Company at the Company's offices within ten (10) business days of the date on which the Participant has received this Agreement and Exhibit A. In the event that this Agreement is executed by the Company and the Participant prior to the completion of Exhibit A, the Company and the Participant shall complete Exhibit A within a reasonable time. The Participant shall not be entitled to any Award under this Agreement except in accordance with the achievement of the Performance Goals based on the Performance Criteria set forth on Exhibit A to this Agreement. If the Committee determines that the Restricted Shares shall be held in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Participant additionally shall execute and deliver to the Company (1) an escrow agreement satisfactory to the Committee, and (2) the appropriate blank stock powers with respect to the Restricted Shares covered by such agreements. If the Participant shall fail to execute this Agreement and, if applicable, an escrow agreement and stock powers, within ten (10) days after receipt thereof from the Company, the Award made hereunder shall be null and void.

(c)    Subject to the restrictions set forth in the Plan and this Agreement, the Participant shall generally have the rights and privileges of a stockholder as to the Restricted Shares, including the right to vote such Restricted Shares, and to receive dividends paid thereon.

(d)    Notwithstanding the acceptance of Exhibit A by the Company and the Participant, as evidenced by their execution and attachment hereto of a copy thereof, the Performance Goals applicable to the Award may be adjusted as the Committee deems necessary or appropriate in the manner permitted by and subject to the Plan.

3.Vesting; Acceleration.

(a)    At the completion of the applicable Award Period set forth in Exhibit A (or as promptly as practicable thereafter), the Committee shall determine the extent to which such Performance Goals have been achieved, and shall calculate the number of Restricted Shares earned and vested upon such achievement with respect to the Participant’s Award hereunder. All or a portion of the Award granted hereunder shall become earned and vested, or forfeited as the case may be, as of the date of such determination.

(b)    Notwithstanding Section 3(a) hereof, the Award shall vest in full upon: (i) the Participant’s death or Disability while employed by the Company or a Subsidiary; (ii) the Participant’s retirement from the Company or a Subsidiary, provided that the Committee approves such retirement; (iii) upon the termination by the Company or the Subsidiary of the Participant’s employment with the Company or a Subsidiary without Cause; or (iv) upon the termination by the Participant of the Participant’s employment with the Company or a Subsidiary for Good Reason.

4.Forfeiture. If the Participant’s employment with the Company or a Subsidiary is terminated at any time prior to the date(s) upon which the Restricted Shares vest as set forth in Section 3(a) hereof, other than by the Company or Subsidiary without Cause, by the Participant for Good Reason as described in Section 3(b) above, or because of the Participant’s death, Disability, or retirement approved by the Committee, the Participant shall forfeit all Restricted Shares that then remain unvested under this Agreement. If all or any portion of the Award made hereunder should be forfeited, the Participant hereby authorizes the Company to take all actions necessary to deduct the forfeited Restricted Shares from the Award and acknowledges that the Participant shall have no claim for such Restricted Shares or for compensation in any form whatsoever, as a result of such forfeiture.

5.Legend. The certificate(s) representing the Restricted Shares shall bear the following legend until the end of the Restricted Period with respect to such Restricted Shares:

“Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of a Restricted Stock Agreement, dated as of January 19, 2017 between Connecticut Water Service, Inc. and First Name Last Name. A copy of such Agreement is on file at the offices of the Company.”

Stop transfer orders shall be entered with the Company's transfer agent and registrar against the transfer of the Restricted Shares.

6.Change in Control. Notwithstanding the provisions of Section 3(a) hereof, if a “Change in Control” (as defined in the Plan) occurs after the date of this Agreement, then the Committee may, but shall not be obligated to, cause the restrictions and other conditions applicable to the Award of Restricted Shares under this Agreement to immediately lapse and be of no further force and effect.

7.No Employment or Other Contractual Rights. Except as provided in the vesting provisions of Section 3(b) and Section 4 of this Agreement, no provision of this Agreement shall: (a) confer or be deemed to confer upon the Participant any right to continue in the employ of the Company or any Subsidiary or shall in any way affect the right of the Company or any Subsidiary to dismiss or otherwise terminate the Participant’s employment at any time for any reason with or without Cause, (b) be construed to impose upon the Company or any Subsidiary any liability for any forfeiture of the Restricted Shares which may result under this Agreement if the Participant’s employment is so terminated, or (c) affect the Company’s right to terminate or modify any contractual relationship with the Participant if the Participant is not an employee of the Company or a Subsidiary.

8.Changes in Capitalization. This Agreement and the issuance of the Restricted Shares shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise.

9.No Liability for Business Acts or Omissions. The Participant recognizes and agrees that the Board or the officers, agents or employees of the Company in their conduct of the business and affairs of the Company, may cause the Company to act, or to omit to act, in a manner that may, directly or indirectly, affect the amount of or the ability of the Participant to earn the Award under this Agreement. No provision of this Agreement shall be interpreted or construed to impose any liability upon the Company, the Board or any officer, agent or employee of the Company for any effect on the Participant’s entitlement under the Award that may result, directly or indirectly, from any such action or omission.

10.Governing Law; Interpretation. The terms of this Agreement shall be governed by Connecticut law, without regard to its choice of law provisions. This Agreement shall at all times be interpreted, administered and applied in a manner consistent with the provisions of the Plan. If any of the terms or provisions of this Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan.

11.Amendment; Modification; Waiver. No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Committee and shall be agreed to in writing by the Participant.

12.Section 83(b) Election. In the event that the Participant elects to file an election with the Internal Revenue Service to include the Fair Market Value of any Restricted Shares awarded hereunder in the Participant’s gross income as of the date of this Award, the Participant shall promptly furnish to the Company a copy of such election, together with the amount of any federal, state, local or other taxes required to be withheld, to enable the Company to claim an income tax deduction with respect to such election.

13.Miscellaneous. This Agreement, including Exhibit A hereto and any copies thereof executed by the parties, (a) contains the entire Agreement of the parties relating to the subject matter of this Agreement and supersedes any prior agreements or understandings with respect thereto and (b) shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participant, his or her heirs, devisees and legal representatives. In the event of the Participant's death or a judicial determination of his or her incompetence, reference in this Agreement to the Participant shall be deemed to refer to his or her legal representative, heirs or devisees, as the case may be. In the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

Participant    CONNECTICUT WATER SERVICE, INC.

By
First Name Last Name    Name: First Name Last Name
Title:

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